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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________
                                   FORM 8-K


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report: September 19, 2002



                              Flexxtech Corporation
     -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
     -----------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


           000-25499                                    88-0390360
     ----------------------                  -------------------------------
    (Commission File Number)                (IRS Employer Identification No.)

             5777 W. Century Blvd., Suite 767, Los Angeles, CA 90045
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               (Address of principal executive offices) (Zip Code)

                                 (310) 342-0770
                                ----------------
              (Registrant's telephone number, including area code)


                         Infinite Technology Corporation
                        ---------------------------------
                           (Registrant's Former name)



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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

     Not applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Our subsidiary, Primavera Corporation sold 100% of the shares of North Texas Circuit Board Company (NTCB) of Grand Prairie, Texas to BC Electronics, Inc. All closing documents were completed and received on September 13, 2002.

The purchase price consisted of over $2.25 million that was loaned to NTCB by BC Electronics over the last three months, and ten percent of the net profits of NTCB through December 31, 2007. (See "Share Purchase Agreement" as attached exhibit for further details of the transaction).

We did not file a proxy statement on Form 14C, but received unanimous written consent from Primavera shareholder, Flexxtech Holdings, Inc., a subsidiary of Flexxtech Corporation. Flexxtech Corporation received majority written consent to the transaction.

Our reason for the sale was based on several factors which included: (1) the inability to continue to finance the company properly, (2) the inability to service the growing debt of NTCB, (3) to eliminate the debt from our consolidated financial statements, (4) to apply future capital and financing efforts on opportunities that are less capital intensive, (5) to allow us to stay in business during the current economic down-turn, and (6) to gain profitability and value for our shareholders.


ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

     Not applicable.


ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not applicable.



ITEM 5.     OTHER EVENTS

         Not applicable


ITEM 6.     CHANGE OF DIRECTORS AND EXECUTIVE OFFICERS

     We have a change in our Directors of the Company. The following officers and directors of Flexxtech and its subsidiaries resigned from all posts held, to pursue other interest and to make room for additional officers and directors to be appointed: Khahn Tran, David Pimentel, Chris Beshlian, of Flexxtech Corporation; Hector Escamellia and Ed Fearon of Primavera Corporation and Linette Malloy and Ed Fearon of NTCB. Greg Mardock became the sole director and officer of Primavera Corporation and President of NTCB prior to the NTCB and BC Electronics transaction. In addition, on September 16, 2002, Michael Cummings, the CEO and President of Paradigm Corporation, became a director of Flexxtech Corporation.

Mr. Cummings began serving as President of Paradigm in 2002. He has previously served as the President of Network Installation Corp from 1996 to 2001, where he grew the company from a $400,000 business to a $7 million business. Prior to that, he was the Vice President of Sales for LAN-LAB Communications, where he increased sales from $1.0 million to $6.0 million. Mr. Cummings has already begun putting his magic to work by developing policies and procedures help make all aspects of the Company's operations as efficient and profitable as possible.


ITEM 7.     FINANCIAL STATEMENTS

     Not applicable

ITEM 8.     CHANGE IN FISCAL YEAR

     Not applicable.

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EXHIBITS

Exhibit 2.1                Share Purchase Agreement

Exhibit 2.2 Press Release - September 17 2002 - FLEXXTECH SELLS UNDER-PERFORMING NORTH TEXAS CIRCUIT BOARD CO. AND ACQUIRES PARADIGM CABLING SYSTEMS





                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             By /s/  Greg Mardock
                                                -----------------------
                                                 Greg Mardock
                                                 President


     Date: September 19, 2002



EXHIBITS


EX-2.1            SHARE PURCHASE AGREEMENT

EX-2.2 FLEXXTECH PRESS RELEASE - SEPTEMBER 17, 2002 - FLEXXTECH SELLS UNDER-PERFORMING NORTH TEXAS CIRCUIT BOARD CO. AND ACQUIRES PARADIGM CABLING SYSTEMS